UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2020

PC Connection, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-23827	02-0513618
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 683-2000

N/A
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 14, 2020, David Hall, co‑founder of PC Connection, Inc. (the “Company”) and a member of the Company’s Board of Directors, passed away. Mr. Hall served on the Company’s Board of Directors since its inception and served as Vice Chair from March 1998 to December 2004. The Company wishes to express its sincere appreciation to Mr. Hall for his service and valuable contributions to the Company and Board of Directors.

In connection with the Company’s initial public offering in March 1998, Patricia Gallup and Mr. Hall placed substantially all of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust (the “Voting Trust”), with Ms. Gallup and Mr. Hall to serve as co-trustees. The Voting Trust is the record holder of 14,238,188 shares of Common Stock as of the record date, April 28, 2020.  In the event of the death or incapacity of either co-trustee, the other trustee becomes the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust. Accordingly, Ms. Gallup is now the sole trustee of the Voting Trust with the right to vote all Voting Trust shares.  With limited exceptions, shares beneficially owned by Mr. Hall but held of record by the Voting Trust, when received by beneficiaries under Mr. Hall’s estate, would remain subject to the terms of the Voting Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: November 18, 2020	By:	/s/ Thomas C. Baker
Thomas C. Baker
Senior Vice President, Chief Financial
Officer & Treasurer